                           CRI LIQUIDATING REIT, INC.
                                The CRI Building
                              11200 Rockville Pike
                            Rockville, Maryland 20852




                                                                  March 25, 1996


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of CRI Liquidating REIT, Inc. to be held on May 7, 1996. The formal Notice of the meeting and a Proxy Statement describing the purposes of the meeting are enclosed. Please give them your prompt and careful attention.

     Please read the Proxy Statement and complete, sign and return your proxy in the enclosed envelope promptly. No postage is necessary if mailed in the United States.

     Thank you for your cooperation and prompt reply.



                              Sincerely,



                              WILLIAM B. DOCKSER
                              Chairman of the Board

                           CRI Liquidating REIT, Inc.
                                 ---------------

                    Notice of Annual Meeting of Shareholders
                                -----------------

     The Annual Meeting of Shareholders of CRI Liquidating REIT, Inc. (the "Corporation") will be held on Tuesday, May 7, 1996, at the Hyatt Regency Bethesda, One Bethesda Metro Center, Bethesda, Maryland, for the following purposes:

     1. To elect two Class I directors as set forth in the accompanying Proxy Statement to hold office until their respective successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 18, 1996 as the record date for shares entitled to vote at the meeting.

     A Proxy Statement, proxy and the Corporation's Annual Report to Shareholders (including audited financial statements) for the fiscal year ended December 31, 1995 are enclosed with this Notice.

     You are requested, if you cannot be present at the meeting, to complete, sign and return the proxy in the enclosed business reply envelope promptly.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              H. WILLIAM WILLOUGHBY
                              Secretary

March 25, 1995




IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                           CRI Liquidating REIT, Inc.
                                The CRI Building
                              11200 Rockville Pike
                           Rockville, Maryland  20852

                               -------------------
                                 PROXY STATEMENT
                               -------------------

     This Proxy Statement is furnished by the Board of Directors (the "Board") in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders on May 7, 1996, and at any and all adjournments thereof (the "Meeting"). Mailing of this Proxy Statement will commence on or about March 25, 1996. The Corporation's Annual Report to Shareholders (including audited financial statements) for the fiscal year ended December 31, 1995 and a form of proxy for use at the Meeting are enclosed.

     If the proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with the instructions noted thereon. If no direction is indicated, such shares will be voted: (1) FOR the nominated directors; and (2) for or against such other matters as may properly come before the Meeting in the discretion of the proxy holders. The Corporation's management knows of no matter to be brought before the Meeting which is not referred to in the Notice of Meeting and this Proxy Statement. If, however, any other matter comes before the Meeting, the proxy will be voted in accordance with the judgment of the person or persons voting such proxy, unless the proxy contains instructions to the contrary. Any shareholder executing a proxy has the power to revoke it at any time before it is voted by submitting a duly executed proxy bearing a later date, or by attending the Meeting and orally withdrawing the proxy.

     The voting securities of the Corporation consist of shares of common stock, $.01 par value per share ("Common Shares"), of which 30,422,711 Common Shares were issued and outstanding at the close of business on the record date for the Meeting, March 18, 1996. Shareholders of record at the close of business on march 18, 1996 will be entitled to vote at the Meeting. Each Common Share is entitled to one vote. Shareholders do not have cumulative voting rights. The election of directors as well as any other matters or proposals that come before the meeting will be determined by the affirmative vote of at least a majority of the Common Shares represented at the Meeting in person or by proxy, and entitled to vote. The holder of each outstanding Common Share is entitled to vote for as many nominees as there are directors to be elected. An abstention or broker non-vote on any matter will not change the number of votes cast for or against the matters.


                              ELECTION OF DIRECTORS

     Members of the Corporation's Board serve staggered three-year terms. Two Class I directors are to be elected at the Meeting, each to serve until the 1999 Annual Meeting of Shareholders or until their successors have been duly elected and qualified or until the dissolution of the Corporation. Unless authority to vote for one or both nominees is withheld, it is intended that Common Shares represented by proxies in the form accompanying this Proxy Statement will be voted for the election of the nominees listed below, each of whom is currently a Class I director of the Corporation. In case any such nominee becomes unable or unwilling to stand for election as a director for any reason not currently known or contemplated, the Common Shares represented by such proxies will be voted by the proxy holders for such other person as may be designated by the Board. CRIIMI MAE Inc. ("CRIIMI MAE"), which owns approximately 57% of the Common Shares, is the beneficial owner of a majority of the outstanding Common Shares and intends to vote in favor of the nominees, thus assuring their election.

                            Persons Nominated for Election as Directors


Class I Directors

      Name                          Principal Occupation                    Age
      ----                          --------------------                    ---
H. William Willoughby            Director and Secretary of the              49
                                 Corporation and of CRIIMI MAE
                                 since 1989; President of the
                                 Corporation and of CRIIMI MAE
                                 since 1990; Director and share-
                                 holder of C.R.I., Inc. ("CRI")
                                 an affiliate of the Corporation's
                                 adviser, since 1974; Secretary of
                                 CRI from 1974 to 1990 and President
                                 of CRI since 1990.


      Name                          Principal Occupation                    Age
      ----                          --------------------                    ---
Garrett G. Carlson, Sr.*         Director of the Corporation and of         59
                                 CRIIMI MAE since 1989; Chairman of
                                 the Board of SCA Realty Holdings,
                                 Inc. since 1985; President of Can-
                                 American Realty Corp. and Canadian
                                 Financial Corp. since 1979 and 1974,
                                 respectively; Vice Chairman of
                                 Shelter Development Corporation Ltd.
                                 since 1983 and President of Garrett
                                 Real Estate Development since 1982.

The remainder of the Board constitutes the Class II and Class III directors, none of whom will stand for election at the Meeting, as their terms will expire in 1997 and 1998, respectively.


                                               Directors Continuing in Office

Class II Directors

                                                                                               Year Term
      Name                          Principal Occupation                    Age                 Expires
      ----                          --------------------                    ---                ---------
Robert F. Tardio*                Director of the Corporation and            66                   1997
                                 CRIIMI MAE since 1989; Chairman
                                 of the Tardio Corporation from
                                 1986 to 1995; Chairman of the
                                 Board and Chief Executive Officer
                                 of Sovran Bank/Maryland from April
                                 1986 to June 1986; Chairman of the
                                 Board and Chief Executive Officer
                                 of Suburban Bancorp and Suburban
                                 Bank, Bethesda, MD, from 1979 to
                                 1986; Independent Financial Con-
                                 sultant from 1986 to present;
                                 Director of Bell Atlantic/Maryland,
                                 Washington Mutual Investors Fund
                                 (Advisory Board), AW Industries and
                                 Chairman of the Washington Metro-
                                 politan Airports Authority.


                                                                                               Year Term
      Name                          Principal Occupation                    Age                 Expires
      ----                          --------------------                    ---                ---------
Larry H. Dale*                   Director of the Corporation and            50                   1997
                                 of CRIIMI MAE since January 1996;
                                 Senior Advisor, Housing Investment
                                 Fund, Federal National Mortgage
                                 Association ("Fannie Mae");
                                 Executive Director of Fannie Mae's
                                 National Housing Impact Division
                                 from 1993 to 1995; Senior Vice
                                 President-marketing and mortgage-
                                 backed securities and Senior Vice
                                 President-multifamily finance and
                                 housing initiatives for Fannie Mae
                                 from 1987 to 1993; Vice President
                                 with Newman and Associates from
                                 1984 to 1987; President of Mid
                                 City Financial Corporation from
                                 1981 to 1983; employed by the
                                 U.S. Department of Housing and
                                 Urban Development from 1971 to 1981;
                                 serving as deputy to the Assistant
                                 Secretary for Housing/FHA Commissioner
                                 from 1979 to 1981.






----------------------
*Unaffiliated Director



Class II Directors

      Name                          Principal Occupation                    Age                 Expires
      ----                          --------------------                    ---                ---------
William B. Dockser               Chairman of the Board of the               59                   1998
                                 Corporation and of CRIIMI MAE
                                 since 1989; Chairman of the
                                 Board and shareholder of CRI
                                 since 1974.

G. Richard Dunnells*             Director of the Corporation and            58                   1998
                                 of CRIIMI MAE since 1991; Partner
                                 in the Washington, D.C. office and
                                 Director of the law firm of Holland
                                 & Knight since January 1994; Chairman
                                 of the Washington, D.C. law firm of
                                 Dunnells & Duvall from 1989 to 1993;
                                 Senior Partner of such law firm from
                                 1973 to 1993; Special Assistant to
                                 the Under-Secretary and Deputy
                                 Assistant Secretary for Housing and
                                 Management with the U.S. Department
                                 of Housing and Urban Development from
                                 1969 to 1973; President's Commission
                                 on Housing from 1981 to 1982.




----------------------
*Unaffiliated Director



     During 1995, the Board met twice in person, three times by conference telephone and action was taken once by unanimous written consent. All members of the Board then serving attended at least 75% of the total number of meetings of the Board and Board committees on which they served. Pursuant to the Corporation's Bylaws, a majority of the Board shall at all times consist of directors who do not perform any services for the Corporation other than as a director and are not officers, directors, or employees of CRI ("Unaffiliated Directors").

     The Board has an Audit Committee currently comprised of Messrs. Carlson, Tardio and Dunnells. A majority of the Audit Committee is required to consist of Unaffiliated Directors. The functions performed by the Audit Committee are to recommend independent auditors to the Corporation; review the scope of the audit, audit fees, the audit report and the management letter with the Corporation's independent auditors' review the financial statements of the Corporation; review and approve non-audit services provided by the independent auditors; and consult with the independent auditors and management with regard to the adequacy of internal controls. The Audit Committee met twice in 1995. The Board currently does not have a standing compensation or nominating committee.

     Executive Officers. In addition to Messrs. Dockser and Willoughby, whose business experience is set forth above, Jay R. Cohen, 55, has served as Executive Vice President of the Corporation and of CRIIMI MAE since 1989, and as Treasurer of the Corporation and of CRIIMI MAE since 1990. Mr. Cohen was Senior

Vice President - Mortgages of CRI from 1983 to June 1995 and President of CRICO Mortgage Company, Inc., from 1985 to June 1995, at which time it merged into CRIIMI MAE Management, Inc., a wholly owned subsidiary of CRIIMI MAE, in connection with a transaction described below under "Certain Transactions". Frederick J. Burchill, 47, has served as Executive Vice President of the Corporation since 1995 and of CRIIMI MAE since 1991. Mr. Burchill served as Senior Vice President of CRI from 1990 to June 1995. Cynthia O. Azzara, 36, has served as Chief Financial Officer of the Corporation and of CRIIMI MAE since 1994 and as Senior Vice President of the Corporation and of CRIIMI MAE since 1995. Ms. Azzara served in the Accounting and Finance Departments of CRI from 1985 to June 1995. Deborah A. Linn, 40, has served as General Counsel of the Corporation and of CRIIMI MAE since 1995. Ms. Linn served in the Office of General Counsel for CRI from 1988 to June until June 1995, serving as General Counsel from 1992 until June 1995. Executive officers of the Corporation are elected annually by the Board and serve at the Board's discretion.

                      BENEFICIAL OWNERSHIP OF COMMON SHARES

     The following tables sets forth certain information regarding the beneficial ownership of Common Shares as of March 1, 1996 by each person known by the Corporation to own beneficially more than 5% of the outstanding Common Shares, as well as certain information concerning the ownership of Common Shares by directors or officers of the Corporation. Unless otherwise indicated, the voting and investment power for the Common Shares listed are held solely by the named holder.


                                    Common Shares                  Percent of Outstanding
   Name                           Beneficially Owned          Common Shares Beneficially Owned
-----------------                 ------------------          --------------------------------
CRIIMI MAE Inc.                        17,199,307                           56.5%
Larry H. Dale                               1,000                    Less than 1%
G. Richard Dunnells                           615                    Less than 1%
All Directors and Executive
  Officers as a Group (10
  persons)                                  1,615                    Less than 1%


     To the best of the Corporation's knowledge, as of March 1, 1996, no other person owned more than 5% of the outstanding Common Shares, and no other officer of director of the Corporation owned any Common Shares.

     Based solely on its review of Forms 3 and 4 and amendments thereto furnished to the Corporation, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that all directors, officers and beneficial owners of more than 10% of the Common Shares have filed on a timely basis Forms 3, 4 and 5 as required in the fiscal year ended December 31, 1995.

     In connection with the incurrence by CRIIMI MAE of certain indebtedness, CRIIMI MAE has pledged 6,950,000 of the Corporation's Common Shares owned by CRIIMI MAE (the "Pledged Shares") to Signet Bank. Under the agreements relating to the foregoing indebtedness, Signet Bank is entitled to direct the voting of the Pledged Shares on any fundamental change item (which excludes any election of directors or other "housekeeping" matters, but includes any matter which may adversely affect the rights of holders of Common Shares or their right to receive distributions thereon or the timing of such distributions). If CRIIMI MAE defaults on its obligations under such agreements, Signet Bank may direct the voting of the Pledge Shares on all matters. Except as described above, the voting and investment powers for the Common Shares owned by CRIIMI MAE are held solely by CRIIMI MAE.

                             EXECUTIVE COMPENSATION

     None of the Corporation's executive officers received cash or any other form of compensation from the Corporation during the year ended December 31, 1995. See "Certain Transactions."

                             DIRECTOR'S REMUNERATION

     Each Unaffiliated Director receives an aggregate fee of $10,000 per year for services as a director plus a fee of $500 (for telephone meetings) and $1,000 (for in-person meetings) for each meeting in which such director participates, including committee meetings held on days when the Board is not meeting. In addition, the Corporation reimburses directors and officers (including those affiliated with CRI) for travel and other expenses incurred in connection with their duties as directors or officers of the Corporation. Messrs. Tardio, Carlson and Dunnells were each paid $10,000 by the Corporation for their services as Unaffiliated Directors during the year ended December 31, 1995, plus traveling expenses, $1,000 per day for meetings attended and $500 per telephonic meeting in which they participated. In January 1996, the Board authorized an increase in the number of directors serving on the Board from five to six and authorized a decrease in the annual compensation for services to each unaffiliated member of the Board from $10,000 to $7,000. See "Election of Directors" above.

                              CERTAIN TRANSACTIONS

     The Corporation has entered into an agreement (the "Advisory Agreement") with CRI Insured Mortgage Associates Adviser Limited Partnership (the "Adviser") under which the Adviser is obligated to provide administrative services for the Corporation, evaluate and negotiate voluntary dispositions of mortgage investments and conduct the Corporation's day-to-day affairs. Under the Advisory Agreement, the Adviser is entitled to receive annual fees based on amounts invested by the Corporation in mortgage investments and incentive fees based on proceeds of dispositions of certain mortgage investments by the Corporation. In addition to the fees payable pursuant to the Advisory Agreement, from inception through June 30, 1995, the Adviser and its affiliates were also entitled to reimbursement for certain expenses incurred in connection with the operation and administration of the Corporation, as further described below. Pursuant to the Advisory Agreement, in 1995, the Corporation paid the Adviser annual fees of $416,007 and no incentive fees. CRI is the general partner of the Adviser, and Messrs. Dockser and Willoughby own a majority of the limited partnership interest in the Adviser. Messrs. Dockser and Willoughby are all of the shareholders and directors of CRI.

     The Advisory Agreement may be terminated by the Corporation or the Adviser solely for "cause" (as defined in the Advisory Agreement). If the Corporation terminates the Advisory Agreement other than for cause or the Adviser terminates the Advisory Agreement for cause, in addition to compensation otherwise due, the Corporation will be required to pay the Adviser a fee equal to the annual fee paid or payable to the Adviser with respect to the previous fiscal year.

     On June 30, 1995, CRIIMI MAE acquired the mortgage servicing, origination and advisory businesses conducted by CRI and its affiliates, including certain of the physical assets and work force of the Adviser (the "Merger"). The Adviser will continue to perform advisory services under the Advisory Agreement following the Merger. However, pursuant to a reimbursement agreement (the "Reimbursement Agreement") entered into in connection with the Merger between the Adviser and CRIIMI MAE Management, Inc., a wholly owned subsidiary of CRIIMI MAE (the "Management Corporation"), the employees of the Management Corporation perform certain functions on behalf of the Adviser under the Advisory Agreement. Neither the Management Corporation nor CRIIMI MAE, which owns approximately 57% of the Corporation, will receive advisory fees under the Advisory Agreement. However, commencing July 1, 1995, the Management Corporation is reimbursed, at cost, for its employees' time and expenses pursuant to the Reimbursement Agreement. During 1995, the Corporation reimbursed CRI $125,482 for services provided on the Corporation's behalf in connection with the Advisory Agreement and reimbursed the Management Corporation $122,938 pursuant to the Reimbursement Agreement.

     CRIIMI MAE also had a similar advisory agreement with the Advisor for the period of January 1, 1995 through June 30, 1995 (the "CRIIMI MAE Advisory Agreement"). Pursuant to the CRIIMI MAE Advisory Agreement, during this period in 1995, CRIIMI MAE paid the Adviser (i) mortgage selection fees of $212,909,
(ii) annual fees (including the master servicing fees) of $1,493,297, and (iii) no incentive fees. As a result of the Merger, the CRIIMI MAE Advisory Agreement was terminated.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Corporation's financial statements for the fiscal year ended December 31, 1995 were audited by Arthur Andersen LLP. The directors have selected Arthur Andersen LLP as the Corporation's auditors to examine the financial statements of the Corporation for 1996. A representative of Arthur Andersen LLP will be present at the Meeting. This representative will have an opportunity to make a statement, and will be available to respond to questions by shareholders.

                                  OTHER MATTERS

     The Board knows of no other business which will be presented at the Meeting. If other matters properly come before the Meeting, the persons named as proxy holders will voted on them in accordance with their best judgment.

     The cost of this solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, some of the officers or agents of the Corporation and/or regular employees of CRIIMI MAE Management, Inc. may solicit proxies by telephone and telegraph. The Corporation will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Shares held of record by such persons and amy verify the accuracy of marked proxies by contacting record and beneficial owners of the Common Shares. The Corporation will reimburse such persons for their reasonable expenses incurred in forwarding such soliciting materials.

                               1997 ANNUAL MEETING

     Shareholders may present proposals to be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting of Shareholders provided such proposals are received by the Corporation no later than December 1, 1996.



                                  H. William Willoughby
                                  Secretary

March 25, 1996